Exhibit 99.1
Victoria’s Secret & Co. Appoints Hillary Super Chief Executive Officer

Seasoned executive and proven merchant operator to take brands to the next level

Preliminary Q2 results at the top end or above company guidance for sales, adjusted operating income, and adjusted earnings per share

Reynoldsburg, Ohio (August 14, 2024)—Victoria’s Secret & Co. (“VS&Co” or the “Company”) (NYSE: VSCO) today announced that its Board of Directors (the “Board”) has appointed Hillary Super as Chief Executive Officer and a member of the Board, effective September 9, 2024. Super succeeds Martin Waters in both roles. Timothy (TJ) Johnson, VS&Co’s Chief Financial and Administrative Officer, will serve as interim CEO effective today through September 8, 2024. Waters will remain employed as an advisor to the Company through August 31, 2024 to support a smooth transition.

Super brings nearly three decades of retail merchant expertise and a successful track record leading brands at the highest level. Her leadership experience with omnichannel brands spans intimates, apparel, accessories, beauty and home, where she demonstrated an ability to anticipate consumer needs and deliver high-emotion brands, products and customer experiences focused on driving profitable growth.

Super most recently served as CEO of intimates and accessories brand Savage X Fenty. Previously, she was Global CEO of Anthropologie Group, an Urban Outfitters Company.

Leadership Commentary

Chair of the Board Donna James said, “VS&Co welcomes Hillary as our new CEO to power the business’ next chapter and deliver the foremost tenet of our transformation strategy: accelerating growth in our core business in North America. We are particularly impressed with her merchant leadership capabilities paired with an operator’s discipline and bias for driving value creation. She understands vertically integrated retail brands and has an intuitive understanding of the consumer landscape, informed by customer insights which are critical for consistently delivering in this industry and its ever-accelerating fashion and economic cycles. We are confident that Hillary can leverage VS&Co’s industry-leading brands with significant category and international expansion opportunities to accelerate growth and create shareholder value.”

James continued, “We thank Martin for his many contributions to Victoria’s Secret. He has established a foundation for VS&Co to enter its next chapter, building an inclusive culture, growing our digital platform capabilities, enhancing the customer experience online and in stores, repositioning our international business for growth, and successfully executing our multi-year separation from our former parent company. We believe now is the right time to take the next step on our journey with new merchant-operator leadership to fully capitalize on the opportunities ahead for VS&Co. In the interim, the Board will work closely with TJ and the leadership team to ensure a smooth transition.”

Commenting on her appointment, Super said, “I am excited to join VS&Co, the market leader in the domestic intimates category. The strength of these iconic brands, supplemented by an incredible beauty business, provides numerous opportunities for future growth. I look forward to working with Donna and the rest of the Board and management team to make VS&Co the world’s leading fashion retailer of intimate apparel, rapidly expand our cultural influence, and create a dominant global market position to grow shareholder value.”

Waters said, “I am proud of what we have accomplished during my time at VS&Co. We drove international expansion, enhanced our operational efficiency and significantly improved our company culture. I want to thank our incredible associates for all their hard work and wish the team the very best for the future.”

Preliminary Second Quarter 2024 Financial Results

In conjunction with today’s announcement of a new CEO, the Company is providing preliminary results for the second quarter 2024 ended August 3, 2024. Net sales, adjusted operating income, and adjusted diluted earnings per share for the second quarter are expected to fall within or exceed previously issued guidance ranges as highlighted in the table below.

Second Quarter 2024
	Preliminary Results	Prior Guidance

Net Sales	(1%) to (2%)	(1%) to (3%)

Adjusted Operating Income	$57 - $62 million	$30 - $45 million

Adjusted Diluted Earnings Per Share	$0.34 to $0.39	$0.05 to $0.20

Mr. Johnson commented, “We are pleased to share our preliminary results for the second quarter, which we expect to meet or exceed our previously communicated guidance and current street estimates. We were encouraged by the continued sequential improvement in quarterly sales results in North America for the fourth consecutive quarter, as sales trends improved in both our stores and digital channels. Throughout the quarter, our merchant teams delivered newness of product with particular success in the launch of our Victoria’s Secret Dream bra collection, and in apparel with our PINK Friday back to campus event in late July. Improving product acceptance and disciplined inventory management led to strong margin performance and our teams continue to relentlessly focus on improving our cost structure, the combination of which has driven year-over-year quarterly operating income growth for the first time since 2021. We look forward to sharing more details on our second quarter results and our expectations for the balance of 2024 on our upcoming earnings call on Thursday, August 29.”

Adjusted operating income and adjusted diluted earnings per share are non-GAAP financial measures. At the conclusion of this press release, we have included more information regarding these non-GAAP financial measures, including a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure computed in accordance with GAAP.

About Hillary Super

Hillary Super most recently served as CEO and a board member of Savage X Fenty, a role which she entered in June 2023. Previously, Super was Global CEO of Anthropologie Group, an Urban Outfitters Company, where she led the turnaround of the Women's Apparel and Accessories business when she first joined the organization. Before joining Anthropologie Group in 2018, she held a variety of merchandising and operator roles at retailers including Guess?, American Eagle Outfitters, Gap Inc., and Ann Taylor Inc. She holds a Bachelor of Arts from the University of Southern California.

About Victoria’s Secret & Co.

Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our approximately 30,000 associates across a global footprint of more than 1,370 retail stores in nearly 70 countries. We strive to provide the best products to help women express their confidence, sexiness and power and use our platform to celebrate the extraordinary diversity of women’s experiences.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•we may not realize all of the expected benefits of the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.);
•general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns;
•market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•our ability to successfully implement our strategic plan;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;
•our ability to successfully operate and expand internationally and related risks;

•the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;
•our ability to successfully operate and grow our direct channel business;
•our ability to protect our reputation and the image and value of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;
•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;
•our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:
◦political instability and geopolitical conflicts;
◦environmental hazards and natural disasters;
◦significant health hazards and pandemics;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.

For further information, please contact:

Victoria’s Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

VICTORIA'S SECRET & CO.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)

In addition to our results provided in accordance with GAAP, provided below are non-GAAP financial measures that present operating income and net income per diluted share attributable to Victoria's Secret & Co. on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial information may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measures to each non-GAAP financial measures.

Second Quarter 2024
Reconciliation of Preliminary Results
Preliminary Operating Income - GAAP	$57 - $62 million
Adore Me Acquisition-related Items (a)	(Income of approximately $6 million)
Amortization of Intangible Assets (b)	Expense of approximately $6 million
Preliminary Adjusted Operating Income	$57 - $62 million

Preliminary Net Income Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$0.34 to $0.39
Adore Me Acquisition-related Items (a)	(Approximately $0.06)
Amortization of Intangible Assets (b)	Approximately $0.06
Preliminary Adjusted Net Income per Diluted Share Attributable to Victoria's Secret & Co.	$0.34 to $0.39
(a)In the second quarter of 2024, we recognized approximately $5 million of pre-tax income (approximately $5 million net of tax), including approximately $6 million of income included in general, administrative and store operating expense offset by approximately $1 million of expense included in interest expense, related to the financial impact of purchase accounting items related to the acquisition of Adore Me.
(b)In the second quarter of 2024, we recognized approximately $6 million of amortization expense (approximately $5 million net of tax) included in general, administrative and store operating expense related to the acquisition of Adore Me.